LIMITED POWER OF ATTORNEY
FOR SECTION 16(a) REPORTING
      KNOW ALL PERSONS BY THESE PRESENTS, that the
undersigned hereby makes, constitutes and appoints
Mossimo Giannulli and Vicken J. Festekjian, and each
of them, as the undersigned's true and lawful attorney-in-fact (the "Attorney-in-Fact"), with full power of substitution and resubstitution, with the
power to act alone for the undersigned and in the undersigned's name, place and stead, in any and all capacities to:
      1.	prepare, execute and file with the
Securities and Exchange Commission, any national
securities exchange or securities quotation system and Mossimo, Inc. (the "Company") any and all reports
(including any amendment thereto) of the undersigned required or considered advisable under Section 16(a)
of the Securities Exchange Act of 1934 (the "Exchange
Act") and the rules and regulations thereunder, with
respect to the equity securities of the Company,
including Form ID and Forms 3, 4 and 5; and
      2.	obtain, as the undersigned's representative
and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, and the undersigned hereby authorizes
any such third party to release any such information
to the Attorney-in-Fact.
      The undersigned acknowledges that:
      3.	this Limited Power of Attorney authorizes,
but does not require, the Attorney-in-Fact to act at
his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;
      4.	any documents prepared or executed by the
Attorney-in-Fact on behalf of the undersigned pursuant
to this Limited Power of Attorney will be in such form
and will contain such information as the Attorney-in-
Fact, in his or her discretion, deems necessary or
desirable;
      5.	neither the Company nor the Attorney-in-Fact
assumes any liability for the undersigned's
responsibility to comply with the requirements of
Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the
Exchange Act; and
      6.	this Limited Power of Attorney does not
relieve the undersigned from responsibility for
compliance with the undersigned's obligations under
Section 16 of the Exchange Act, including, without, limitation, the reporting requirements under Section
16(a) of the Exchange Act.
      The undersigned hereby grants to the Attorney-in-
Fact full power and authority to do and perform each
and every act and thing requisite, necessary or
convenient to be done in connection with the
foregoing, as fully, to all intents and purposes, as
the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-
Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this
Limited Power of Attorney.
      This Limited Power of Attorney shall remain in
full force and effect until the undersigned is no
longer required to file Forms 4 or 5 with respect to
the undersigned's transactions in equity securities of
the Company, unless earlier revoked by the undersigned
in a signed writing delivered to the Attorney-in-Fact.
      This Limited Power of Attorney shall be governed
and construed in accordance the laws of the State of California without regard to conflict-of-law principles.
      IN WITNESS WHEREOF, the undersigned has executed
this Limited Power of Attorney as of March 29,2006.
Signature: 	William R. Halford
Print Name: William R. Halford